Exhibit 99.1

Athira Pharma Reports First Quarter 2021 Financial Results and Provides Business Highlights

-Phase 2 trial initiation for Parkinson’s disease dementia program and IND submission for neuropsychiatric program planned by end of 2021-

-Hosted educational webinar on targeting HGF/MET featuring leading neurologist Marwan Sabbagh, M.D-

- Raised $103.5M in follow-on public offering during first quarter of 2021 -

BOTHELL, WASHINGTON, May 13, 2021 — Athira Pharma, Inc. (NASDAQ: ATHA) (“Athira“), a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration, today reported financial results for the quarter ended March 31, 2021 and provided recent business highlights.

“We continue to execute on our corporate and clinical goals during this very important time in Athira’s history,” said Leen Kawas, Ph.D., President and Chief Executive Officer at Athira. “Our clinical trials, ACT-AD and LIFT-AD, are actively enrolling and will evaluate the clinical utility of ATH-1017 to treat Alzheimer’s disease and improve cognitive health. In addition to developing ATH-1017 in Alzheimer’s disease, we plan to evaluate it in Parkinson’s disease dementia. We also remain committed to advancing our expanding pipeline of novel, small molecule compounds. We have a well-defined strategic plan ahead of us and are well-funded to reach multiple clinical and regulatory milestones.”

Recent Business Highlights and Anticipated Milestones

Pipeline

ATH-1017: A small molecule therapeutic specifically designed to enhance the activity of hepatocyte growth factor (HGF) and its receptor, MET, which are expressed in normal central nervous system function, in order to impact neurodegeneration and regenerate brain tissue.

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ACT-AD trial is actively recruiting and is anticipated to report top-line data by early 2022: Enrollment is proceeding for the randomized, placebo-controlled Phase 2 clinical trial evaluating ATH-1017, a once-daily investigational drug for the treatment of mild-to-moderate Alzheimer’s disease. The trial plans to enroll approximately 75 patients in the United States and Australia. Over a treatment course of 26 weeks, participants will be evaluated for improvement in cognition, global and functional assessments comparing treatment arms to placebo. ACT-AD will also use electroencephalogram (EEG) to measure quantitative electroencephalogram (qEEG) and Event-Related-Potential (ERP P300), a functional measure of working memory processing speed and executive function. Results from the ACT-AD trial will inform the clinical development strategy for any additional trials of ATH-1017.

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LIFT-AD trial is actively recruiting and is anticipated to report top-line data by the end of 2022: Enrollment is proceeding for the randomized, double-blind, placebo-controlled Phase 2/3 clinical trial evaluating the safety, efficacy and tolerability of ATH-1017 in individuals with mild-to-moderate Alzheimer’s disease. The trial plans to enroll approximately 300 patients. Over a treatment course of 26 weeks, participants will be randomized across two dose groups and one placebo group. Clinical efficacy will be measured by improvement in cognition and global/functional assessments comparing treatment arms to placebo.

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Phase 2 Parkinson’s disease dementia trial on track to initiate at the end of 2021.  Athira plans to initiate a Phase 2 trial of ATH-1017 in patients with Parkinson’s disease dementia by the end of 2021.

ATH-1019/1020: Novel, small molecule compounds designed to be orally available once-daily treatments, to activate the HGF/MET system and to distribute to the central nervous system as potential candidates for neuropsychiatric indications, including depression, anxiety and potentially schizophrenia.

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IND filing expected by end of 2021. IND-enabling studies are proceeding for ATH-1019 and ATH‑1020. Athira is targeting an IND submission to the FDA by the end of 2021. Late-stage non-clinical development work and potentially early clinical studies will support decisions on selection of the lead product candidate and indication moving forward.

Corporate

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In April 2021, Athira hosted an educational webinar on targeting HGF/MET, a naturally occurring, neuronal repair pathway. The webinar featured a presentation by Marwan Sabbagh, M.D., a board-certified neurologist and geriatric neurologist and leading expert in Alzheimer’s disease and dementia. Dr. Sabbagh discussed the current treatment landscape of Alzheimer's disease and dementia; the need for differentiated approaches; and the critical role of the HGF/MET repair pathway, in mediating brain health and function. An archived replay of the webinar is available on the company website and can be accessed from the investors’ section of the Athira website at https://investors.athira.com/news-and-events/events-and-presentations.

First Quarter 2021 Financial Results

•	Cash Position. Cash, cash equivalents and marketable securities were $357.7 million as of March 31, 2021 compared to $268.2 million as of December 31, 2020.
•	In the first quarter of 2021, Athira successfully completed a follow-on public offering and raised total gross proceeds of $103.5 million.

•	Research and Development (R&D) Expenses. R&D expenses were $7.4 million for the quarter ended March 31, 2021 and $0.6 million for the same quarter in 2020.

•	General and Administrative (G&A) Expenses. G&A expenses were $3.3 million for the quarter ended March 31, 2021, compared to $0.7 million for the same quarter in 2020.

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Net Loss.  Net loss was $8.9 million, or a net loss of $0.25 per share basic and diluted, for the quarter ended March 31, 2021 compared to $1.8 million, or a net loss of $0.48 per share basic and diluted, for the same quarter in 2020.

About Athira Pharma, Inc.
Athira, headquartered in the Seattle area, is a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration. We aim to provide rapid cognitive improvement and alter the course of neurological diseases with our novel mechanism of action. Athira is currently advancing its lead therapeutic candidate, ATH-1017, a novel small molecule for Alzheimer’s and Parkinson’s dementia. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn and @athirapharma on Twitter and Instagram.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding ATH-1017 as a potential treatment for Alzheimer’s disease and other dementias; Athira’s platform technology and potential therapies; future development plans; clinical and regulatory objectives and the timing thereof, including the timing of the ACT-AD and LIFT-AD clinical trials and filing of INDs for the initiation of trials in PDD and a neuropsychiatric indication; anticipated design of planned clinical trials; expectations regarding the potential efficacy and commercial potential of Athira’s product candidates, including ATH-1017 and ATH-1019/1020; the anticipated presentation of data; the results of Athira’s research and development efforts; and Athira’s ability to advance its product candidates into later stages of development. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words and phrases such as “may,” “will,” “should,” “would,” “expect,” “plan,”

“believe,” “intend,” “pursue,” “continue,” and other similar expressions, among others. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the preliminary data for Athira’s ATH-1017 product candidate from the Phase 1a/b trials will not continue or persist; cessation or delay of any of the ongoing clinical trials and/or Athira’s development of ATH-1017 may occur; future potential regulatory milestones of ATH-1017, including those related to current and planned clinical studies may be insufficient to support regulatory submissions or approval; the impact of the COVID-19 pandemic on Athira’s business, research and clinical development plans and timelines and results of operations, including impact on Athira’s clinical trial sites and contractors who act for or on Athira’s behalf, may be more severe and more prolonged than currently anticipated, clinical trials may not demonstrate safety and efficacy of any of Athira’s product candidates; Athira’s assumptions regarding its planned expenditures and sufficiency of its cash, cash equivalents and investments to fund operations may be incorrect; Athira’s research and development efforts and its ability to advance product candidates into later stages of development may fail; any one or more of Athira’s product candidates may not be successfully developed, approved or commercialized; adverse conditions in the general domestic and global economic markets; regulatory uncertainty as a result of the new U.S. administration; regulatory agencies may be delayed in reviewing, commenting on or approving any of Athira’s clinical development plans as a result of the COVID-19 pandemic, which could further delay development timelines; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; impact of new or changing laws and regulations; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contact:
Julie Rathbun
Julie.rathbun@athira.com
206-769-9219

Athira Pharma, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	March 31,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$127,823	$60,625
Short-term investments	176,367	124,057
Other short-term assets	7,378	7,655
Long-term investments	53,467	83,509
Other long-term assets	4,379	3,717
Total assets	$369,414	$279,563
Liabilities stockholders' equity
Current liabilities	$4,497	$4,405
Long-term liabilities	1,700	876
Total liabilities	6,197	5,281
Stockholders' equity	363,217	274,282
Total liabilities and stockholders' equity	$369,414	$279,563

Athira Pharma, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Amounts in thousands)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development	$7,445	$592
General and administrative	$3,336	$675
Total operating expenses	10,781	1,267
Loss from operations	(10,781)	(1,267)
Grant income	1,831	22
Other income (expense), net	84	(560)
Net loss	$(8,866)	$(1,805)
Unrealized (loss) on available-for-sale securities	(5)	—
Comprehensive loss attributable to common shareholders	$(8,871)	$(1,805)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.48)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	35,775,454	3,747,356